Exhibit 10.3

AMENDMENT NO. 2 TO THE

PEPLIN, INC. 2007 INCENTIVE AWARD PLAN

This Amendment (this “Amendment”) to the Peplin, Inc. 2007 Incentive Award Plan (the “2007 Plan”) was adopted by Peplin, Inc., a Delaware corporation (the “Company”), on October 5, 2008.

RECITALS

A. The Board of Directors of the Company deemed it advisable to amend the 2007 Plan.

B. Pursuant to Section 11.2 of the 2007 Plan, the Board of Directors of the Company has the authority to amend the 2007 Plan, subject to certain limitations.

AMENDMENT

1. Effective as of October 5, 2008, Section 1.5 of the 2007 Plan is amended in its entirety to read as follows:

“1.5 ‘Award Limit’ shall mean five hundred thousand (500,000) shares of Common Stock, as adjusted pursuant to Section 11.3. Solely with respect to cash-based Performance Awards granted pursuant to Section 8.2(b), “Award Limit” shall mean $500,000.”

2. Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed thereto in the 2007 Plan.

3. Except as otherwise expressly set forth in this Amendment, the 2007 Plan remains in full force and effect in accordance with its terms.

4. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws relating to conflicts or choice of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

I hereby certify that this Amendment was duly adopted by the Board of Directors of Peplin, Inc. on October 5, 2008.

Executed this 25th day of November 2008.

PEPLIN, INC.

/s/ Thomas Wiggans
Thomas Wiggans
Chief Executive Officer